Exhibit 99.1

P3 Health Partners Affirms 2023 Outlook

and

Schedules Earnings Call for 2022 Results

Henderson, Nev., March 14, 2023, (Business Wire) -- P3 Health Partners Inc. (“P3” or the “Company”) (NASDAQ: PIII), a patient-centered and physician-led population health management company, today announced that it expects to file the Company’s Annual Report on Form 10-K on or before the close of business on March 30th, 2023 and that it plans to host an Earnings Call to review those results following the market close the same day.

In order to accommodate this schedule, the Company plans to file a timely Notification of Late Filing on Form 12b-25 with respect to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Form 10-K”).

Dr. Sherif Abdou, CEO of P3 Health Partners stated, “The Form 10-K filing delay is administrative in nature and a result of the delayed audit for 2021, causing a late start for the 2022 audit. We still believe we will meet the 2022 full-year and 2023 guidance we have previously disclosed and expect to file the Form 10-K on or before March 30th. We look forward to sharing our full-year 2022 earnings with you at that time.”

Reaffirmed full-year 2022 Guidance:

●	P3 expects to report revenue of between $1.025 billion and $1.075 billion, representing a 61% to 69% increase over 2021, consistent with the previously disclosed guidance.

●	The at-risk Medicare Advantage membership is still expected to be greater than 100,000 for the full-year 2022, representing a roughly 35% increase over prior year.

●	Adjusted EBITDA loss is expected to be between $118 million and $128 million, consistent with the previously disclosed guidance.

Reaffirmed Preliminary 2023 guidance:

●	At-risk Medicare Advantage membership is expected to be in a range of 115,000 to 120,000

●	Revenue is expected to be in a range of $1.20 billion to $1.25 billion

●	The Company expects that 2023 Adjusted EBITDA loss will be between $40 million and $60 million.

●	The Company anticipates that its Adjusted EBITDA will be positive in 2024.

Financial Disclosure Advisory

The preliminary 2022 financial results are estimates and represent the most current information available to the Company’s management, as financial closing procedures for the fourth quarter and fiscal year ended December 31, 2022 are not yet complete. The Company expects that its actual results to be reported in its Form 10-K not differ materially from the preliminary results, however, these results are subject to change following the completion of year-end accounting procedures and adjustments, including the execution of the Company’s internal control over financial reporting, the completion of the preparation and audit of the Company’s financial statements and the subsequent occurrence or identification of events prior to the formal issuance of the audited financial statements for fiscal year 2022.

About P3 Health Partners (NASDAQ: PIII):

P3 Health Partners Inc. is a leading population health management company committed to transforming healthcare by improving the lives of both patients and providers. Founded and led by physicians, P3 has an expansive network of more than 2,800 affiliated primary care providers across the country. Our local teams of health care professionals manage the care of thousands of patients in 18 counties across five states. P3 supports primary care providers with value-based care coordination and administrative services that improve patient outcomes and lower costs. Through partnerships with these local providers, the P3 care team creates an enhanced patient experience by navigating, coordinating, and integrating the patient’s care within the healthcare system. For more information, visit www.p3hp.org and follow us on @p3healthpartners and Facebook.com/p3healthpartners.

Non-GAAP Financial Measures
In addition to the financial results prepared in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), this press release contains certain non-GAAP financial measures as defined by the SEC rules, including Adjusted EBITDA. EBITDA is defined as GAAP net income (loss) before (i) interest expense, (ii) income taxes and (iii) depreciation and amortization. Adjusted EBITDA is defined as EBITDA, further adjusted to add back the effect of certain expenses, such as (iv) mark-to-market warrant expense, (v) premium deficiency reserves, (vi) stock-based compensation expense and (vii) transaction expenses. We believe these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other similar companies. We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In addition, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

The Company is not able to provide a quantitative reconciliation of its full-year 2022 and 2023 Adjusted EBITDA guidance to net income (loss), the most directly comparable GAAP measure, and has not provided forward-looking guidance for net income (loss) because of the uncertainty around certain items that may impact net income (loss) that are not within our control or cannot be reasonably predicted without unreasonable effort.

Key Performance Metrics

In addition to our GAAP and non-GAAP financial information, the Company also monitors “at-risk members” to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. At-risk membership represents the approximate number of Medicare Advantage members for whom we receive a fixed per member per month fee under capitation arrangements as of the end of a particular period.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. Words such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "guidance," "indicate," "intend," "may," "might," "plan," "possibly," "potential," "predict," "probably," "pro-forma," "project," "seek," "should," "target," or "will," or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements. These forward-looking statements address various matters, including the Company’s future expected growth strategy and operating performance; anticipated results for the full fiscal year 2022, the Company’s outlook as to revenue, at-risk Medicare Advantage membership and Adjusted EBITDA loss for the full-year 2023; our expectation to achieve Adjusted EBITDA profitability in 2024; and the Company’s anticipated timing of the filing of the Form 10-K.,, all of which reflect the Company’s expectations based upon currently available information and data. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected or estimated and you are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, changes in market or industry conditions, regulatory environment, competitive conditions, and receptivity to our services; our ability to raise additional capital to fund our existing operations and continue our growth and expand our operations; changes in laws and regulations applicable to our business; our ability to maintain our relationships with health plans and other key payers; the impact of COVID-19, including the impact of new variants of the virus, or another pandemic, epidemic or outbreak of infectious disease on our business and results of operation; increased labor costs; our ability to recruit and retain qualified team members and independent physicians; and other factors discussed in Part I, Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, filed with the SEC on October 21, 2022, and in the Company’s other filings with the SEC. All information in this press release is as of the date hereof, and we undertake no duty to update or revise this information unless required by law. You are cautioned not to place undue reliance on any forward-looking statements contained in this press release.

Contacts

Investor Relations

Karen Blomquist

Vice President, Investor Relations

P3 Health Partners

kblomquist@p3hp.org

Kassi Belz

Executive Vice President, Communications

P3 Health Partners

(904) 415-2744

kbelz@p3hp.org